Exhibit 107

CALCULATION OF FILING FEE TABLE

Form S-8

(Form Type)

Noah Holdings Limited

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title(1)	Fee Calculation Rule	Amount Registered(2)		Proposed Maximum Offering Price Per Share		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Ordinary shares, par value $0.0005 per share	Rule 457(c) and Rule 457(h)	3,000,000	(3)	$31.18	(4)	$93,540,000	$0.0001102	$10,308.11
Total Offering Amounts			3,000,000	(4)			$93,540,000		$10,308.11
Total Fee Offsets									—
Net Fee Due									$10,308.11

(1)	The securities to be registered hereby may be represented by American depositary shares, or ADSs, of the Registrant. Two ADSs represent one ordinary share of the Registrant, par value $0.0005 per share. The Registrant’s ADSs issuable upon deposit of the securities registered hereby have been registered under a separate registration statement on Form F-6 (Registration No. 333-170167).

(2)	In accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 (this “Registration Statement”) to which this exhibit 107 is a part also covers an indeterminate number of additional securities which may be offered and issued to prevent dilution from stock splits, stock dividends or similar transactions as provided in the 2022 Share Incentive Plan (the “Plan”). Any ordinary shares covered by an award granted under the Plan (or portion of an award) that terminates, expires, or lapses for any reason will be deemed not to have been issued for purposes of determining the maximum aggregate number of ordinary shares that may be issued under the Plan.

(3)	Represents ordinary shares reserved for future issuance under the Plan.

(4)	The proposed maximum offering price per share, which is estimated solely for the purposes of calculating the registration fee under Rule 457(c) and Rule 457(h) under the Securities Act, is based on the average of the high and low prices for the Registrant’s ADSs as quoted on the New York Stock Exchange on December 19, 2022, a date that is within five business days prior to the date on which this Registration Statement is being filed and adjusted for ADS to ordinary share ratio.